                        As Filed with the Securities and
                    Exchange Commission on October 16, 1996
                                 No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933



                                HELIONETICS, INC.


             (Exact Name of Registrant as Specified in its Charter)


            CALIFORNIA                          95-2629097
            (State of Incorporation)           (I.R.S. Employer
                                                Identification No.)


                             6849 Hayvenhurst Avenue
                           Van Nuys, California 91406
                    (Address of Principal Executive Offices)
  Forty-six (46) Professional Services Agreements for services provided during 1994, 1995 and 1996.
                            (Full Title of the Plans)

                                            Copy to:
      E. Maxwell Malone                     Gary L. Blum, Esq.
      6849 Hayvenhurst Avenue               3278 Wilshire Blvd., Suite 603
      Van Nuys, California 91406            Los Angeles, CA 90010
      Telephone (818) 778-0000              Telephone (213) 381-7450
      Facsimile (818) 778-1111              Facsimile (213) 384-1035
      (Name, Address and Telephone
      Number of Agent for Service)



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
                         CALCULATION OF REGISTRATION FEE


Title of         Amount to be    Proposed        Proposed Maximum  Amount of
Securities to    Registered      Maximum         Aggregate         Registration
be Registered                    Offering        Offering          Fee
                                 Price Per
                                 Share
--------------   -------------   -----------     -------------     ------------
Common shares    (1) 2,122,394   (2)  $2.375     $5,040,685.70     (3)$1,738.17
(no par value)

This Registration Statement, including exhibits, consists of ___ sequentially numbered pages. The Index to Exhibits appears on sequentially numbered page 7.

(Footnotes)

(1) Shares registered pursuant to this Registration Statement available for issuance pursuant to those forty-six (46) Professional Services Agreements for services provided in 1994, 1995 and 1996.

(2) Estimated as of September 27, 1996 pursuant to Rule 457(h) solely for the purpose of calculating the amount of the registration fee.

(3) Pursuant to General Instruction E, the registration fee paid in connection herewith is based on the maximum aggregate price at which securities covered by this Registration Statement are proposed to be offered.


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
                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.     PLAN INFORMATION

ITEM 2.     REGISTRANT INFORMATION

            The information required by Items 1 and 2 of Part I is included in documents sent or given to the participants.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

            The following documents of Helionetics, Inc. (the "Company"), previously filed with the Securities and Exchange Commission, are incorporated herein by reference:


      1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

      2. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Company's Registration Statement on Form 8-A.

            All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.     DESCRIPTION OF SECURITIES

            NOT APPLICABLE.


ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

            NOT APPLICABLE.



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
ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

            The Bylaws give the Company the power, to the maximum extent permitted by the Corporations Code of California, to indemnify each of its officers, directors, employees and agents, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation. Such indemnity extends to any person who is or was a director, officer, employee, or other agent of the corporation; who is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation that was a predecessor or other enterprise; or who was a director, officer, employee, or agent of a corporation that was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED

ITEM 8.     EXHIBITS

            See the Index to Exhibits at Page 7 of this Registration Statement.

ITEM 9.     UNDERTAKINGS

            A.    The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
            Statement:

                        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement; and

                        (iii) to include any material information with respect
                              to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
                              Section 15(d) of this Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.


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
                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities at the time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            B. The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

            C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions described under Item 6 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted against the Company by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Van Nuys, State of California on the 10th day of October, 1996


                                             HELIONETICS, INC.


                                           BY: /s/ E. MAXWELL MALONE
                                               ------------------------------
                                               E. MAXWELL MALONE
                                               CHIEF EXECUTIVE OFFICER


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      Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed by the following persons in the capacities indicated and on the 10th day of October, 1996.


      SIGNATURE                                       TITLE
      ---------                                       -----


       /S/ BERNARD B. KATZ                CHAIRMAN OF THE BOARD AND DIRECTOR
     ----------------------------
           BERNARD B. KATZ

       /S/ E. MAXWELL MALONE              CHIEF EXECUTIVE OFFICER, PRESIDENT
     ----------------------------         AND DIRECTOR
           E. MAXWELL MALONE

       /S/ CHAIM MARKHEIM                 VICE PRESIDENT, CHIEF OPERATING
     ----------------------------         OFFICER AND DIRECTOR
           CHAIM MARKHEIM

       /S/ RICHARD A. SERGO               DIRECTOR
     ----------------------------
           RICHARD A. SERGO


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                                INDEX TO EXHIBITS

EXHIBIT                                                     SEQUENTIALLY
NUMBER            DESCRIPTION                               NUMBERED PAGE
-------           -----------                               -------------
 4.1              Professional Services Agreement
                  between Registrant and Eric Barnes

 4.2              Professional Services Agreement
                  between Registrant and David Hawley

 4.3              Professional Services Agreement
                  between Registrant and Larry Suelzle

 4.4              Professional Services Agreement
                  between Registrant and E. Maxwell Malone

 4.5              Professional Services Agreement
                  between Registrant and David Mathisen

 4.6              Professional Services Agreement
                  between Registrant and Adriano Cayetano

4.7               Professional Services Agreement
                  between Registrant and Daryoosh Kaveh

4.8               Professional Services Agreement
                  between Registrant and Richard Sergo

4.9               Professional Services Agreement
                  between Registrant  and Jerome Dahme

4.10              Professional Services Agreement
                  between Registrant and Edsel Crenshaw

4.11              Professional Services Agreement
                  between Registrant and John Smith

4.12              Professional Services Agreement
                  between Registrant and Chaim Markheim

4.13              Professional Services Agreement
                  between Registrant and K.B. Equities, Inc.

4.14              Professional Services Agreement
                  between Registrant and Gary Blum, Esq.

4.15              Professional Services Agreement
                  between Registrant and Global Financial Press

4.16              Professional Services Agreement
                  between Registrant and Guttman & Associates

4.17              Professional Services Agreement
                  between Registrant and Judy Suelzle

4.18              Professional Services Agreement
                  between Registrant and Judy Stackel

4.19              Professional Services Agreement
                  between Registrant and Cacace, Tusch, Santagata

4.20              Professional Services Agreement
                  between Registrant and Hart & Watters

4.21              Professional Services Agreement
                  between Registrant and Dr. Henry Solomon

4.22              Professional Services Agreement
                  between Registrant and Danning, Gill, Diamond and Kollitz

4.23              Professional Services Agreement
                  between Registrant and Payne & Fears

4.24              Professional Services Agreement
                  between Registrant and Charles McIntosh

4.25              Professional Services Agreement
                  between Registrant and Davis & Associates

4.26              Professional Services Agreement
                  between Registrant and Peter Whitaker

4.27              Professional Services Agreement
                  between Registrant and E. Maxwell Malone(1)

4.28              Professional Services Agreement
                  between Registrant and Joe Malinowski

4.29              Professional Services Agreement
                  between Registrant and Steven Qualls

4.30              Professional Services Agreement
                  between Registrant and Alvin Katz


                                       8
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4.31              Professional Services Agreement
                  between Registrant and Jack Katz

4.32              Professional Services Agreement
                  between Registrant and Corbin & Wertz

4.33              Professional Services Agreement
                  between Registrant and Ernest Dageford

4.34              Professional Services Agreement
                  between Registrant and Raymond Hartman

4.35              Professional Services Agreement
                  between Registrant and Kevin Daly

4.36              Professional Services Agreement
                  between Registrant and Arvel Bowyer

4.37              Professional Services Agreement
                  between Registrant and Callahan, Blaine & Williams

4.38              Professional Services Agreement
                  between Registrant and Paul Keil

4.39              Professional Services Agreement
                  between Registrant and James Bischof

4.40              Professional Services Agreement
                  between Registrant and Peter Aiello

4.41              Professional Services Agreement
                  between Registrant and Gruntal & Co., Inc.

4.42              Professional Services Agreement
                  between Registrant and Daniel J. Coplan

4.43              Professional Services Agreement
                  between Registrant and Swidler & Berlin

4.44              Professional Services Agreement
                  between Registrant and Maureen Rhodes

4.45              Professional Services Agreement
                  between Registrant and Lee Stucker

4.46              Professional Services Agreement
                  between Registrant and Broker S. O'Keefe

5.1               Opinion of Law Offices of
                  Gary L. Blum


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
23.1              Consent of Law Offices of
                  Gary L. Blum (Included in Exhibit 5.1)

23.2              Consent of Corbin & Wertz

23.3              Consent of Hein + Associates


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